Exhibit (i)(2)

CONSENT OF REED SMITH LLP

We consent to the references to our firm under the heading “Other Information” and on the back cover page under “Legal Counsel” in the prospectus included in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A for Ameristock Mutual Fund, Inc. (File No. 33-98276). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

REED SMITH LLP

By:	/s/ W. Thomas Conner
W. Thomas Conner, Esq.